                                                                  EXHIBIT 10.12

                  ADDENDUM TO PROCESSING AND SERVICES AGREEMENT

        This Addendum to the Processing and Services Agreement is entered into as of this 25th day of, July, 1997, by and between Brokerage Services, Incorporated, a New Mexico corporation with its principal place of business located at 11200 Lomas Blvd., NE, Albuquerque, New Mexico 87112 (hereinafter referred to as "Customer"), and MPOWER Solutions Inc., a Delaware corporation with its principal place of business located at 2305 Renard Place, S. E., Albuquerque, New Mexico 87106 (hereinafter referred to as "MPOWER").

        WHEREAS, MPOWER is in the business of providing automated managed health care information services and licensing software to businesses providing managed health care and insurance services, and desires to provide such services, and license such software, to Customer, subject to the terms hereof; and

        WHEREAS, Customer is in the business of providing managed health care and insurance services to its customers and desires to use the services of, and/or software licensed by MPOWER, subject to the terms hereof; and

        WHEREAS, Customer has previously engaged MPOWER to provide Remote Processing Services as set forth in the Agreement dated January 1, 1997, and whereas Customer wishes to invoke Section 12 of said Agreement; and

        WHEREAS, Customer and MPOWER wish to more fully outline the financial terms for MPOWER license and other services.

        NOW, THEREFORE, in consideration of the mutual promises made, the terms and conditions hereunder described and other valuable consideration, the parties agree as follows:

                                    Exhibit 2

                      LICENSE, PROCESSING AND SERVICE FEES

In addition to the license fees and other fees set forth in Exhibit 2, Customer and MPOWER have agreed that rather than the time periods set forth in Exhibit 2, such fees will be paid in 36 equal installments beginning on October 31, 1997, unless changed by mutual agreement, and except as set forth in the schedules below.

1. FEES

Hardware/Software/Service Item                                                    Charge
------------------------------                                          ----------------------------
License Fee
The license fee for the MPOWER Software                                 $400,000


Implementation Support
Support fees for installing MPOWER
Software on the RS6000                                                  $125,000


HUBLink License Fee
Cost of the license for the HUBLink
interface engine.                                                       $50,000


HUBLink Annual Maintenance Fee
Mandatory maintenance fee for HUBLink
product at a cost of $[*] per year
for [*] years.                                                          $30,000

RS6000 Hardware/Software
Rental of fifty-five percent (55%) RS/6000 J50 Deskside Server.


8-Way SMP 200 mhz 604E chip
1gb RAM
6 9.1gb disk drives
1 8mm tape drive
1 9trk tape drive
AIX, CICS, DB2, COBOL                                                   $127,634

Subsequent software upgrades billable as pass through cost.


PC and Network Set Up Fee
Charges for PC and network customization, and CICS/DB2 definition
on the RS6000.                                                          $16,800

Subtotal of License and Other Fees                                      $749,434
                                                                        $20,817.61 per month

Monthly Support Fee*

Monthly charge for operational support of the RS6000. Includes such support personnel as a Systems Administrator, Systems
Programmer, PC Support, Ops and Production Control.                     $21,000 per month


Monthly Support Fee. There is a monthly support fee that varies with membership. The base fee is $21,000 per month for an active membership base of up to [*] members. The monthly fee will thereafter increase by an additional $5,000 per month for every increment of [*] members or fraction thereof. The monthly support fee may also be reduced for reductions in Customer enrollment, below the applicable [*] step, provided that the fee will not be reduced below the $21,000 base.

MPOWER MAINTENANCE


* Confidential Treatment Requested

                                                                                  Charge
                                                                        ----------------------------
MPOWER Annual Maintenance Fee**
Annual fee for maintenance of the MPOWER
software, commencing the beginning of year
two. $[*] per year for 2 years.                                         $150,000     $6,250 per month


** MPOWER Annual Maintenance Fee. The fee is $75,000 per year for years [*] and [*]. The total reflects the cost of [*] years and the monthly fees are shown to commence in year [*].

2. Term of MPOWER Monthly Support

Customer may not terminate MPOWER monthly support during the first thirty-six
(36) months of this agreement. Thereafter, this Agreement will operate month to month, provided that beginning on the thirty-seventh (37th) month of this agreement, Customer may, at its option and with 180 days advance written notice to MPOWER, terminate MPOWER's monthly support. In the event that Customer elects to terminate MPOWER monthly support, Customer will pay MPOWER MPOWER's fees associated with installing hardware at Customer's site, if requested by Customer, and installing the Customer licensed software at Customer's site. Customer will be responsible for all other shipping and installation charges at Customer's site.

3. BSI PC Upgrade Assistance

MPOWER agrees to assist Customer in Customer's PC upgrade activities as listed below with fees listed in section one above. Customer is responsible for all expenses associated with the project. MPOWER will act as Customer's agent in negotiating terms and prices. All such terms and prices will be "signed-off" by Customer. The costs set forth below are based on a 36 month rental arrangement. At the end of the 36 month rental period Customer will receive title to the equipment listed herein. Customer will receive rights to a MPOWER software license subject to Customer' execution of a license agreement for the MPOWER software. Third party software is excluded and Customer will be required to acquire right to the use of such software directly with such third party. Customer is responsible for all expenses associated with the project. MPOWER will pay vendors and Customer will pay MPOWER for goods and services supplied to Customer under this project. MPOWER retains a security interest in funds of Customer and in hardware and software installed at Customer site(s), to the extent of Customer's liability to MPOWER. The interest rate applied to periodic payments will be [*]% per year.

MPOWER will provide the following services:

a. PC Set Up

* Confidential Treatment Requested

-  Receive, un-crate and set up PCs in a staging area (e.g. training room).

-  Install Windows 95 and Rumba.

- Configure software (per BSI standards) and test all hardware and software components.

-  Re-package and return any hardware or software that failed tests.

-  Disassemble PC and transport to User work area.

-  Install PC in User area and test connection to LAN.

- Isolate and correct connection failures (if any), or coordinate with cabling supplier for correction.

b. VT Terminals

- Disconnect terminal from network and transport to staging area.

- Package terminal for shipment.

c. Existing PCs

- Upgrade to Windows 95

- Configure software (per BSI standards) and test all hardware and software components.

- Isolate and correct any problems encountered during testing.

Service and Equipment Fees                                             Charge
--------------------------                                           -----------
(Subject to revision on date of purchase by MPOWER)


Acquire New PCs
Fifty-five (55) additional PC(P200/32mb, 17" monitors)
at $2,098 per PC.
Included software is Windows/95 MS Office 97                         $    115,390
Shipping                                                                  619


Acquire Windows NT Server
Dell PowerEdge 6100 Base, 200MHz/512K Redundant
(Server includes licenses for 10 NT users)
15" monitor, Ethernet Card                                           $    29,776.68
Shipping                                                                  105


Acquire New Printers
Laser Jet 5N - 3 @ $1,535                                            $    4,605
Laser Jet 5SI - 5 @ $3,800                                           $    19,000
Hoppers for 5SI Printers (5 @ $2,000/set)                            $    10,000


Cisco Router and CSU/DSU with cables                                 $    8,395

Total                                                                $    187,892.60

Monthly Payment  $6,018.69     Principal  $187,890.68      Interest  $28,782.16

* Confidential Treatment Requested

4. Network Upgrade Assistance

MPOWER will provide the following services:

a. New Server Set Up

- Receive, un-crate and set up server in Computer Room.

- Configure and optimize Windows NT.

- Configure and optimize gateway software.

- Test all hardware and software components including a load test which simulates 150 simultaneous users.

- Isolate and correct any problems encountered during testing or remove, re-package and return failed component.

b. Printer Set Ups

- Receive, un-crate and set up printers in area to be determined by BSI.

- Install Printer Management software on all PCs in IS Department.

- Configure Printers and test operation with sample files provided by BSI.

- Isolate and correct and problems encountered during testing or remove, re-package and return failed component.

The charges for the MPOWER services provided under this section will be current MPOWER staff rates plus MPOWER expenses.

5. Recap of Payments

         a. Year 1                 $47,836.30
                                   + 2,780.48 (gross receipt tax)
                                   ----------
                                   $50,616.78 per month subject to recalculation
                                              based on final configuration of system.

         b. Year 2 and 3           $54,086.30
                                   + 3,143.77 (gross receipt tax)
                                   ----------
                                   $57,230.07 per month subject to recalculation
                                              based on final configuration of system.


        c. For years 1 through 3, any charges for MPOWER Network Upgrade Assistance services provided under Section 4 above, as billed.

6. Other Amendments

        a. Software Installation in Exhibit 1 is superseded by this document.

        b. The license and maintenance fee schedules in Section I. B. of Exhibit 2 are superseded by this document.

        c. Section V. B. of Exhibit 2 pertaining to fees for the conversion from Remote Processing are deleted. The Customer will remain on remote processing.


* Confidential Treatment Requested

        d. Section 2.2 of Schedule E is superseded by this document.

        e. The last sentence of Section 2.9 of Schedule E is deleted.

        f. Section 3.4 of Schedule E is deleted.

        g. Section 13.5 of Schedule E is superseded by this document.

7. In the event changes in nationally recognized accounting standards materially affect the method of MPOWER revenue recognition contemplated by this Agreement, Customer and MPOWER agree to modify this Agreement in such a manner as the originally intended method of MPOWER revenue recognition is preserved.

8. This Amendment is effective upon execution and ends on the last day of the month of the month the 36th lease payment is due.

9. All other provisions of the Agreement dated January 1, 1997, are unchanged.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives.


MPOWER Solutions Inc.                       CUSTOMER

By: /s/ WILLIAM F.X. O'NEIL                 BY: /s/ TIMOTHY R. FISCHER
   --------------------------------            --------------------------------
Name: William F.X. O'Neil                   Name: Timothy R. Fischer

Title: EVP & COO                            Title: Chief Financial Officer

Date: 25 July 1997                          Date: 25 July 1997